As filed with the Securities and Exchange Commission on June 27, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OCCUPATIONAL HEALTH + REHABILITATION INC

(Exact name of registrant as specified in its charter)

Delaware	13-3464527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
175 Derby Street, Suite 36, Hingham, MA	02043
(Address of Principal Executive Offices)	(Zip Code)

Occupational Health + Rehabilitation Inc 1998 Stock Plan

(Full title of the plan)

John C. Garbarino

President and Chief Executive Officer

Occupational Health + Rehabilitation Inc

175 Derby Street, Suite 36

Hingham, MA 02043

(Name and address of agent for service)

(781) 741-5175

(Telephone number, including area code, of agent for service)

Copy to:

Donna L. Brooks, Esq.

Shipman & Goodwin LLP

One Constitution Plaza

Hartford, Connecticut 06103

(860) 251-5000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock, par value $.001	100,000	$6.50	$650,000	$76.51

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 based on the average of the bid and asked price per share of $6.50 on June 22, 2005 as reported on the OTC Bulletin Board.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus relating to the securities registered under this Registration Statement also relates to Registration Statement No. 333-61997, filed August 21, 1998, Registration Statement No. 333-33948, filed April 4, 2000, Registration Statement No. 333-59578, filed April 26, 2001, Registration Statement No. 333-86588, filed April 19, 2002, Registration Statement No. 333-104660 filed April 22, 2003 and Registration Statement No. 333-114936 filed April 28, 2004.

STATEMENT PURSUANT TO GENERAL

INSTRUCTION E OF FORM S-8

This registration statement relates to the registration of additional shares of Common Stock, par value $0.001 per share, of Occupational Health + Rehabilitation Inc, the same class of securities as registered on Forms S-8 for Occupational Health + Rehabilitation Inc 1998 Stock Plan, File No. 333-61997, File No. 333-33948, File No. 333-59578, File No. 333-86588, File No. 333-104660 and File No. 333-114936. The contents of the prior Registration Statements are incorporated in this registration statement by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hingham, Commonwealth of Massachusetts, on June 27, 2005.

OCCUPATIONAL HEALTH + REHABILITATION INC

By:	/s/ John C. Garbarino
John C. Garbarino,
President and Chief Executive Officer

POWER OF ATTORNEY

Know All Persons by These Presents, that each person whose signature appears below constitutes and appoints John C. Garbarino his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John C. Garbarino	President and Chief Executive Officer (principal executive officer)	June 27, 2005
John C. Garbarino

/s/ Keith G. Frey	Chief Financial Officer and Secretary (principal financial officer)	June 27, 2005
Keith G. Frey

/s/ Janice M. Goguen	Vice President, Finance and Controller (principal accounting.officer)	June 27, 2005
Janice M. Goguen

/s/ Edward L. Cahill	Director	June 27, 2005
Edward L. Cahill

/s/ Kevin J. Dougherty	Director	June 27, 2005
Kevin J. Dougherty

/s/ Angus M. Duthie	Director	June 27, 2005
Angus M. Duthie

/s/ Steven W. Garfinkle	Director	June 27, 2005
Steven W. Garfinkle

/s/ Donald W. Hughes	Director	June 27, 2005
Donald W. Hughes

/s/ Frank H. Leone	Director	June 27, 2005
Frank H. Leone

II-1

Exhibit Index

Exhibit No.	Description
5.1	Opinion of Shipman & Goodwin LLP as to the legality of the securities being registered.

23.1	Consent of Shipman & Goodwin LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (included in the signature page of this registration statement).

99.1	Occupational Health + Rehabilitation Inc 1998 Stock Plan, as amended. (Filed as Exhibit 10.04 to Form 10-K for the fisal year ended December 31, 2004, File No. 0-21428, and incorporated by reference herein).